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                                                                     EXHIBIT 10Y

                     COMPUTER NETWORK TECHNOLOGY CORPORATION

                           Success Sharing Bonus Plan



The Company's Success Sharing Bonus Plan provides a formula for determination of cash bonus payments to eligible employees based on a defined percentage of a participant's qualifying base compensation multiplied by the CNT Performance Factor (CPF). The CPF is derived from a matrix formulated by the board of directors with axes consisting of defined levels of revenue, growth and pre-tax profit.